                                                                 Exhibit (g)(19)



                  LETTER AGREEMENT TO THE CUSTODIAN AGREEMENT

(Addition of the Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Index Fund and Global Equity Fund)


Firstar Bank, N.A.
777 E. Wisconsin Ave.
Milwaukee, WI   53202

Gentlemen:

          Pursuant to Paragraph 16 of the Custodian Agreement dated as of July 29, 1988 and amended as of May 1, 1990, between Firstar Funds, Inc. (formerly, Portico Funds, Inc. and formerly Elan Funds, Inc.) (the "Company") and Firstar Trust Company, as assigned to you (formerly Firstar Bank Milwaukee, N.A.) by assignment dated October 1, 1998, the Company requests that you render services as Custodian under the terms of said agreement with respect to the Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Index Fund and Global Equity Fund, an additional portfolio which the Company is establishing. Your compensation for the services provided under said agreement for said additional portfolio shall be determined in accordance with the fee schedule attached hereto.

          Please sign two copies of this letter where indicated to signify your agreement to serve as Custodian and to the compensation terms set forth on the attached fee schedule.

                                             Sincerely,

Dated:  November 27, 2000                    FIRSTAR FUNDS, INC.



                                             By:/s/ Laura Rauman
                                                --------------------------------
                                                    (Authorized Officer)

ACKNOWLEDGED AND AGREED:

FIRSTAR BANK, N.A. (formerly Firstar Bank Milwaukee, N.A.)


By:   /s/ Marsha A. Croxton                  Dated:  November 27, 2000
   ------------------------
      (Authorized Officer)

                              FIRSTAR BANK, N.A.

            MUTUAL FUND CUSTODIAL AGENT SERVICE ANNUAL FEE SCHEDULE
                                      FOR
Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond
-------------------------------------------------------------------------------
Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic
-------------------------------------------------------------------------------
 Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund,
 ----------------------------------------------------------------------------
 Science & Technology Fund, REIT Fund, Small Cap Index Fund and Global Equity
 ----------------------------------------------------------------------------
                                     Fund
                                     ----



Annual Fee  based on total assets of the Firstar Funds:
----------

0.02% on the first $2 billion
0.015% on the next $2 billion
0.01% on the next $1 billion
0.005% on the balance in excess of $5 billion


Investment Transactions: Purchase, sale, exchange, tender, redemption (maturity), receipt and delivery.

$12    per Book Entry Securities (Depository or Federal
       Reserve System).
$25    per Definitive Security (Physical).
$75    per Euroclear.
$ 8    per Principal reduction on pass-through certificates.
$35    per Option/Futures Contract.
$12    per variation margin transaction.
$25    per Mutual Fund trade.
$15    per Fed Wire deposit or withdrawal.
$12    per Commercial Paper.
$12    per Repurchase Agreement.


Extraordinary expenses based on time and complexity involved.

Out-of-Pocket Expenses:  Charged on the account.

Fees are billed quarterly based on the value at the beginning of the quarter.

                                      -3-